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                                                                    EXHIBIT 10.1

                               DIGITALTHINK, INC.

                       RESTATED INVESTOR RIGHTS AGREEMENT

        This Restated Investor Rights Agreement (the "Agreement") is effective as of November 10, 1999 by and among DigitalThink, Inc. (the "Company") and the investors listed on Schedule A attached hereto (the "Investors").

                                    RECITALS

        A. The Company sold and issued to certain of the Investors 3,184,000 shares of the Series A-1 Preferred Stock of the Company on August 5, 1996, 7,726,668 shares of Series B Preferred Stock on June 18, 1997, 5,824,306 shares of Series C Preferred Stock on November 25, 1998, 1,786,667 shares of Series C Preferred Stock on March 1, 1999, 80,000 shares of Series C Preferred Stock on June 11, 1999, 213,334 shares of Series C-1 Preferred Stock sold on March 1, 1999 and up to 4,000,000 shares of Series D Preferred Stock on an even date herewith. Pursuant to that certain Restated Investor Rights Agreement dated as of March 1, 1999 (the "Prior Rights Agreement") the Company granted to such Investors certain rights and the Investors entered into certain covenants between themselves.

        B. Pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement"), the Company has agreed to sell to certain Investors (the "Series D Holders") a total of up to 4,000,000 shares of the Series D Preferred Stock of the Company and, as an inducement for the Series D Holders to purchase such shares, the Company and the existing Investors have agreed to enter into this Agreement to supersede, amend and restate the rights granted to and covenants agreed by the existing Investors in the Prior Rights Agreement. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series C-1 Preferred Stock and the shares of Series D Preferred Stock sold pursuant to the Series D Agreement are collectively referred to herein as the "Preferred Shares."

        NOW THEREFORE, the parties hereby agree as follows:

        1. Registration Rights.

                1.1Definitions. For purposes of this Agreement:

                        (a) The term "register", "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means (1) all shares of Common Stock issued or issuable upon conversion of the Preferred Shares, and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Shares or Common Stock referenced in (1) above, excluding in all



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cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;

                        (c) The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                        (d) The term "Holder" means any Investor or other person owning or having the right to acquire Registrable Securities or any assignee to whom rights have been assigned in accordance with Section 1.13 hereof. For purposes of this Agreement, a record holder of Preferred Shares convertible into Registrable Securities shall be deemed to be the Holder of such Registrable Securities;

                        (e) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC; and

                        (f) The term "Act" shall mean the Securities Act of 1933, as amended.

                1.2 Request for Registration.

                        (a) If the Company shall receive at any time after the earlier of (1) December 31, 2000 or (2) the date six months after the effective date of a registration statement filed pursuant to the Act for the initial public offering of securities of the Company, a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding (including securities convertible into Registrable Securities) or any lesser number of shares if the anticipated aggregate offering price of the shares to be registered would exceed $10,000,000 (before any underwriting discounts and commissions), that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders (the "Request Notice") and shall, only subject to the limitations of Section 1.2(b), effect as soon as practicable, and in any event within ninety
(90) days of the receipt of such initial request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2(a):

                                (i) During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred twenty (120) days immediately following the effective date of, any registration statement pertaining to securities of the Company subject to Section 1.3 hereof (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively



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employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                (ii) After the Company has effected three (3)
such registrations pursuant to this Section 1.2(a), and such registrations have been declared or ordered effective; or

                                (iii) If the Company shall furnish to such
Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at the time filing would be required and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                        (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company then owned by each Holder; provided, however, that the Holders shall have the first right to include all of their shares in the offering before any shares held by other selling shareholders or the Company may be included in the offering.

                1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after receipt of written notice from the Company provided in



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accordance with Section 7.2, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder elects not to include all of its Registrable Securities in any registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration(s) by the Company of offerings of its securities, all subject to the terms, conditions and limitations set forth herein

                1.4 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in Section 1.10(b).

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.



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                        (g) Furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if such offering is being underwritten, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the participating holders.

                        (h) Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed

                1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                1.6 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with the registration, filing or qualification pursuant to Section 1.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

                1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including, without limitation, all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.



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                1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders greater than the obligations set forth in
Section 1.10(b). If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the underwriter(s) may exclude such shares (including Registrable Securities) which the underwriters believe will jeopardize the success of the offering from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the underwriter(s) may not reduce the amount of securities of the selling Holders included in the registration below twenty-five (25%) of the total amount of securities included in such registration, unless such offering is the initial public offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the selling Holders may be excluded. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by the selling Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. If any Holder withdraws from such underwriting, the Company shall include in such underwriting a number of shares of Registrable Securities equal to the number of shares which such Holder withdrew from the underwriting allocated to those Holders participating in the registration who desire to register additional Registrable Securities on a pro rata basis based on the number of Registrable Securities then held by each such Holder. Any Registrable Securities excluded or withdrawn (and not reallocated) from such underwriting shall be excluded and withdrawn from the registration. For purposes of apportionment, any Holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:



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                        (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, each of its officers, directors and partners and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and in no event shall any indemnity under this
Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified



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party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified and indemnifying parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
1.10.

                        (d) If the indemnification provided for in Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                        (e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the



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sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                1.12 Form S-3 Registration.

                        (a) In case the Company shall receive from any Holder or Holders, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                                (i)promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                                (ii) as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however,



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that the Company shall not utilize this right more than once in any twelve (12)
month period; (4) if the Company has already effected one registration on Form S-3 in the six (6) month period preceding the request for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 1.12 and the Company shall include such information in the written notice referred to in Section 1.12(a)(i). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.12, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the Holders shall have the first right to include all of their shares in the offering before any shares held by other selling shareholders or the Company may be included in the offering.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders and shall remain effective until the registered shares are sold or three months have expired, whichever comes first. All expenses incurred in connection with a registration requested pursuant to
Section 1.12, including, without limitation, all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or 1.3, respectively.

                1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee that is an affiliate of the Holder or who acquires at least 250,000 shares of Registrable Securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding the above, such rights may be assigned by a Holder to a limited partner, general partner, former partner or other affiliate of a Holder, and in the case of a Regulated Shareholder, such rights may also be assigned to any Affiliate (as hereafter defined) or other transferee or assignee, regardless of the number of shares acquired.

                1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 50% of the outstanding Registrable Securities, the prior written consent of the holders of at least 50% of the Series B Preferred Stock, the prior written consent of the holders of at least 50% of the Series C Preferred Stock and the prior written consent of the holders of at least 50% of the Series D Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder pari passu or superior registration rights.

                1.15 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Act in connection with the initial public offering of the Company's securities, it shall not, to the extent requested by the Company and such underwriter, sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                        (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten initial public offering; and

                        (b) all officers and directors of the Company enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                1.16 Termination of Registration Rights. No shareholder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, provided that the aggregate proceeds of such registration exceed $15,000,000 at a per share issuance price of at least $8.00 per share.

        2. Right of First Offer.

                2.1 Grant of Right. Subject to the terms and conditions specified in this Section 2, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Future Shares (as hereinafter defined) and each Investor grants to the Company a right of first offer with respect to all future sales of the shares listed opposite each Investor's name on Schedule A attached hereto ("Investor Shares").

                2.2 Future Shares. "Future Shares" shall mean shares of any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided however, that "Future Shares" do not include (i) the Preferred Shares, the Common Stock issued or issuable upon the conversion of Preferred Shares, any Class A Common Stock issued or issuable upon the conversion of Class B Common Stock, any Class B Common Stock issued or issuable upon the conversion of Class A Common Stock, any Series C-1 Preferred Stock issued or issuable upon conversion of the Series C Preferred Stock, and any Series C Preferred Stock issued or issuable upon conversion of the Series C-1 Preferred Stock; (ii) securities offered pursuant to a registration statement filed under the Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger of, purchase of substantially all of the assets of or other reorganization, and (iv) securities issued or issuable to officers, directors, employees, consultants or lessors of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company, and (v) securities issued or issuable to strategic partners or licensors pursuant to any plan or arrangement approved by the Board of Directors of the Company, provided that, in addition to the purchase of securities, such strategic partners or licensors also enter into a material business relationship with the Company.

                2.3 Notice. In the event the Company or an Investor proposes to offer any of its Future Shares or Investor Shares, the Company or the Investor, as applicable, shall first make an offering of such shares to each Investor or the Company in accordance with the following provisions:

        In the case of a proposed sale by the Company:

                        (a) The Company shall deliver a notice by certified mail (the "Notice") to the Investors, or an assignee or transferee to whom such rights have been assigned in accordance with Section 2.5 stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, (iii) the price, if any, for which it proposes to offer such Future Shares, and (iv) a statement as to the number of days from receipt of such Notice within which the Investor must respond to such Notice.

                        (b) Within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Future Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Investor Shares then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding. The Company shall promptly, in writing, inform each Investor which purchases of all the Future Shares available to it (the "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Future Shares offered to the Investors which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding, then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

        In the case of a proposed sale by an Investor:

                        (a) The Investor shall deliver a notice by certified mail (the "Investor's Notice") to the Company stating (i) the existence of a bona fide offer to purchase Investor Shares, (ii) the number of such Investor Shares to be offered, (iii) the price for which it proposes to offer such Investor Shares, and (iv) a statement as to the number of days from receipt of such Investor's Notice within which the Company must respond to such Investor's Notice.

                        (b) Within twenty (20) calendar days after receipt of the Investor's Notice, the Company may elect to purchase or obtain, at the price and on the terms specified in the Investor's Notice, all or a portion of the Investor Shares so offered.

                2.4 Sale after Notice. If all such Future Shares referred to in the Notice are not elected to be obtained as provided in Section 2.3 hereof, the Company may, during the 90-day period following the expiration of the period provided in Section 2.3 hereof, offer the remaining unsubscribed Future Shares to any person or persons at a price per share not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Investors in accordance herewith. If all such Investor Shares referred to in the Investor's Notice are not elected to be purchased as provided in Section 2.3 hereof, the Investor may, during the ninety (90) day period following the expiration of the period provided in Section 2.3 hereof, offer the remaining unsubscribed Investor Shares to any person or persons at a price per share not less than, and upon terms no more favorable to the offeree than those specified in the Investor's Notice. If the Investor does not enter into an agreement for the sale of the Investor Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Investor Shares shall not be offered unless first reoffered to the Company in accordance herewith.

                2.5 Assignment. The right of first offer granted under this
Section 2 is assignable by the Investors to any transferee of a minimum of 250,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible) or to any affiliate of any Investor, including in the case of a Regulated Shareholder, to an Affiliate or any transferee in a transfer required as a result of a Regulatory Problem.

                2.6 Termination of Rights. Neither an Investor nor the Company shall be entitled to exercise any right provided for in this Section 2 (i) upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, at a price per share of at least $8.00 and aggregate offering proceeds of at least $15,000,000 or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.

                2.7 Exceptions. An Investor shall have no obligation to comply with the provisions set forth in Section 2.1 hereof with respect to sales to affiliates (including, in the case of a Regulated Shareholder, Affiliates).

        3. Information Rights.

                3.1 Delivery of Financial Statements. The Company shall deliver to each Investor which holds, together with its affiliates (including Affiliates and transferees in a transfer required as a result of a Regulatory Problem, an aggregate of 500,000 shares of Registrable Securities (a "Major Investor"):

                        (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, statements of operations and income and cash flow for such fiscal year, a balance sheet of the Company as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants selected by the Company;

                        (b) within forty five (45) days of the end of each fiscal quarter, and until a public offering of Common Stock of the Company, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                        (c) within fifteen (15) days of the end of each month, and until a public offering of Common Stock of the Company, an unaudited statement of operations and balance sheet for and as of the end of such month, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                        (d) at least thirty (30) days prior to the beginning of each fiscal year, and until a public offering of Common Stock of the Company, an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto);

                        (e) with respect to the financial statements called for in subsection (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments and the absence of footnotes.

        3.2 Inspection Rights. In addition to any rights which any Holder may have under applicable law, each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the

Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

                3.3 Additional Information. For a period of three years after the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, the Company shall deliver to each Major Investor a copy of all reports filed with the Securities and Exchange Commission under such provisions.

                3.4 Board Visitation Rights. A representative from Torstar Corporation, a representative from BT Investment Partners, Inc., a representative from Service Master Venture Fund, L.L.C., a representative from Cambridge Technology Capital Fund I, L.P. and a representative of Worldview Technology Partners shall each have the right to attend the Company's Board of Directors meetings and to receive, at the same time such information as is provided to its directors and notice and copies of all information furnished to directors in connection with all meetings of the Board of Directors.

                3.5 Assignment. The information rights granted under this
Section 3 are assignable by the Investors to any transferee of a minimum of 500,000 shares of Common Stock (including any shares of Common Stock into which shares of Preferred Stock are convertible) or to any affiliate, including in the case of a Regulated Shareholder, to an Affiliate or any transferee in a transfer required as a result of a Regulatory Problem.

                3.6 Termination of Covenants. The covenants set forth in Section
3.1 and 3.2 shall terminate as to Investors and be of no further force or effect when the first sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

        4. Regulatory Compliance Cooperation.

                4.1 Definitions.

                "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person or any Person identified in clause (iii) below,
(ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and (iv) a limited partner, general partner or former partner of a Person that is a partnership. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Applicable Law.

                "Applicable Law," with respect to any Person, means all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

                "Board" means The Board of Governors of the United States Federal Reserve System.

                "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

                "Regulated Shareholder" shall mean BT Investment Partners, Inc. and any other shareholder (i) that is subject to the provisions of Regulation Y of the Board of Governors of the United States Federal Reserve System, 12 C.F.R.
Part 225 (or any successor to such regulations); (ii) that holds Securities of the Company; and (iii) that has provided written notice to the Company of its status as a "Regulated Shareholder" hereunder.

                "Regulatory Problem" means any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or a Regulated Shareholder reasonably believes that there is a risk of such assertion) that such Regulated Shareholder is not entitled to acquire, own, hold or control or exercise any significant right (including the right to vote) with respect to, any Securities of the Company or any subsidiary of the Company.

                "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(l) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Shareholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

                4.2 Regulatory Matters Generally.

                If a Regulated Shareholder determines that it has a Regulatory Problem, the Company agrees to take all such actions, subject to Applicable Law, as are reasonably requested by such Regulated Shareholder (i) to effectuate and facilitate any transfer by such Regulated Shareholder of any Securities of the Company then held by such Regulated Shareholder to any Person designated by such Regulated Shareholder (in which event such Regulated Shareholder shall have no obligation to comply with the provisions of Section 2 hereof), (ii) to permit such Regulated Shareholder (or any Affiliate of such Regulated Shareholder) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting and shall be convertible into voting Securities on such terms as are requested by such Regulated Shareholder in light of regulatory considerations then prevailing, and
(iii) to continue and preserve the respective allocation of the voting interests with respect to the Company provided for in the Series C Preferred Stock Purchase Agreement and all exhibits thereto and with respect to such Regulated Shareholder's ownership of the Company's voting Securities. Such actions may include, without limitation, (a) entering into such additional agreements as are reasonably requested by such Regulated Shareholder to permit any Person(s) designated by such Regulated Shareholder to exercise any voting power which is relinquished by such Regulated Shareholder upon any exchange of voting Securities for non-voting Securities of the Company, and (b) entering into such additional agreements, adopting such amendments to the charter documents of the Company and taking such additional actions as are reasonably requested by such Regulated Shareholder in order to effectuate the intent of the foregoing.

                If a Regulated Shareholder has the right or opportunity to acquire any of the Company's Securities from the Company, any shareholder or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), at such Regulated Shareholder's request the Company will offer to sell (or if the Company is not the seller, to cooperate with the seller and such Regulated Shareholder to permit such seller to sell) such non-voting Securities on the same terms as would have existed had such Regulated Shareholder acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to clause (2) above.

                Each Investor agrees to cooperate with the Company in complying with this Section 4.2, including without limitation, voting to approve amending the Company's Articles of Incorporation in a manner reasonably requested by the Regulated Shareholder requesting such amendment.

                The Company agrees not to amend or waive the voting or other provisions of this Agreement or the Company's Articles of Incorporation if such amendment or waiver would cause any Regulated Shareholder to have a Regulatory Problem, provided that any such Regulated Shareholder notifies the Company that it would have a Regulatory Problem promptly after it has notice of such amendment or waiver.

                If the exercise by a Regulated Shareholder of any right hereunder shall, in the reasonable judgment of such Regulated Shareholder, cause a Regulatory Problem, such Regulatory Shareholder may, upon notice to the Company, relinquish such right at any time.

        5. Termination of Prior Rights Agreements. The Prior Rights Agreement is hereby terminated and superseded by this Agreement. This termination is effective upon the execution of this Agreement by Investors who are holders of a majority of the Registrable Securities under the Prior Rights Agreement.

        6. Waiver of Right of First Offer. To the extent that an Investor under the Prior Rights Agreement is not purchasing its pro rata share of Series D Preferred Stock sold pursuant to the Series D Agreement, all rights under the Right of First Offer set forth in Section 2 of the Prior Rights Agreement to purchase such securities is hereby waived. This waiver is effective upon the execution of this Agreement by the holders of the majority of the Registrable Securities under the Prior Rights Agreement.

        7. Miscellaneous Provisions.

                7.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 50% of the shares of Registrable Securities then outstanding. In no event shall any term of this Agreement be amended whereby such amendment would adversely impact BT Investment Partners, Inc., without the prior written consent of BT Investment Partners, Inc. In no event shall any term of this Agreement be amended whereby such amendment would adversely impact the rights of the holders of Series D Preferred Stock without the prior written consent of the holders of at least 50% of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company.

                7.2 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (iv) five (5) days after being deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

                7.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

                7.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. If shares of Series D Preferred Stock are sold to Investors subsequent to the date of this Agreement, such Investors may become parties to this Agreement by delivering a counterpart signature page to the Company.

                7.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                7.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

                7.8 Entire Agreement; Superseding Prior Rights Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the specific subject matter hereof. Without in any manner limiting the foregoing, the parties hereto agree that this Agreement supersedes and replaces the Prior Rights Agreement, and that the Prior Rights Agreement shall hereafter have no further force or effect.

                7.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

                7.10 Stock Splits.All references to numbers of shares or prices per share in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

                7.11 Public Announcements Neither the Company nor any Investor (other than Intel Corporation) shall use Intel Corporation's or its affiliates' names or refer to Intel Corporation or its affiliates directly or indirectly in connection with Intel Corporation's or its affiliates' relationship with the Company in any advertisement, news release or professional or trade publication or in any other manner, unless otherwise required by law or with Intel Corporation's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby unless required by law or mutually agreed to, and further agree to keep the terms and conditions of this Agreement (including its existence) and the Schedule hereto in the strictest confidence, it being understood that this restriction shall not prohibit disclosure to the parties' counsel, accountants and professional advisors. If the Company determines that it is required by law to disclose the terms and conditions of this Agreement or the Exhibits hereto or to file this Agreement or the Schedule with the Securities and Exchange Commission, it shall, a reasonable time before making such disclosure or filing, consult with Intel Corporation regarding such a filing and seek confidential treatment for such portions of those agreements as may be reasonably requested by Intel Corporation. Notwithstanding the above, the Company may disclose the existence of this Agreement to bona fide potential investors who are under obligations of non-disclosure similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                            COMPANY:

                                            DIGITALTHINK, INC.

                                            By: /s/ PETER GOETTNER
                                               ---------------------------------

                                            Title:  President & CEO
                                               ---------------------------------


NEW INVESTORS:

/s/ JOHN ANTIOCO
---------------------------------
John Antioco

/s/ JOHN COZZI
---------------------------------
John Cozzi

DHM ARCADIA PARTNERS, L.P.

By: /s/ [signature illegible]
   ------------------------------

Title:  Partner
      ---------------------------

GE CAPITAL EQUITY INVESTMENTS, INC.

By:
   ------------------------------

Title:
      ---------------------------

/s/ ROBERT L. GOLDBERG
---------------------------------
Robert L. Goldberg, Trustee of The Robert
L. Goldberg and Sandra L. Goldberg
Revocable Trust U/A 8/5/98

HAMBRECHT & QUIST EMPLOYEE
VENTURE FUND, LP II
By: H&Q Venture Management LLC
Its: General Partner

By:
   ------------------------------

Title:
      ---------------------------

/s/ JACK LEVY
---------------------------------
Jack Levy

The Lodato Family Trust

By: /s/ MICHAEL W. LODATO
   ------------------------------

Title:
      ---------------------------

---------------------------------
Rod McGeary

---------------------------------
Santo Politi

/s/ MIKE POPE
---------------------------------
Mike Pope

George Irving Purnell and Suzanne Marie
Purnell, Trustees of the George Irving
Purnell, III and Suzanne Marie Purnell
Trust U/D/T dated June 26, 1980 as amended

By: /s/ [signature illegible]
   ------------------------------

Title:  Member
      ---------------------------

QUAD CAPITAL PARTNERS, LLC

By:
   ------------------------------

Title:
      ---------------------------

/s/ PETER SCUTT
---------------------------------
Peter Scutt

TENET HEALTHCARE CORPORATION

By:
   ------------------------------
        Paul Kusserow

Title: Vice President Corporate Strategy & Ventures

TORSTAR CORPORATION

By: /s/ DAVID WETHERALD
   ------------------------------

Title:  General Counsel
      ---------------------------

WORLDVIEW TECHNOLOGY PARTNERS II, L.P.

By:  Worldview Capital II, L.P., its General Partner

Title:  Worldview Equity I, L.L.C., its General Partner

By: /s/ MICHAEL ORSAK
   ------------------------------
     Michael Orsak - Member

WORLDVIEW TECHNOLOGY INTERNATIONAL II, L.P.

By:  Worldview Capital II, L.P., its General Partner

Title:  Worldview Equity I, L.L.C., its General Partner

By: /s/ MICHAEL ORSAK
   ------------------------------

        Michael Orsak - Member

WORLDVIEW STRATEGIC PARTNERS II, L.P.

By:  Worldview Capital II, L.P., its General Partner

Title:  Worldview Equity I, L.L.C., its General Partner

By: /s/ MICHAEL ORSAK
   ------------------------------
        Michael Orsak - Member

WALDEN EDB PARTNERS II, L.P.

        By: Walden Management, L.P.

        By: /s/ LIP-BU-TAN
           -----------------------
                Lip-Bu Tan

        Title: General Partner

/s/ DAVID WRIGHT
---------------------------------
David Wright

EXISTING INVESTORS:


---------------------------------
Joseph Addiego

ADOBE VENTURES I, L.P.

By: its General Partner,
      H&Q Adobe Ventures Management L.L.C.

By: /s/ JACKIE BERTERRETCHE
   ------------------------------
      Jackie Berterretche

Title:  Attorney-in-Fact

BISON GROUP LLC

By: /s/ [signature illegible]
   ------------------------------

Title:  Managing Member
      ---------------------------

BT INVESTMENT PARTNERS, INC.

By:
   ------------------------------

Title:
      ---------------------------




CAMBRIDGE TECHNOLOGY CAPITAL FUND I, L.P.

By: /s/ BARRY ROSENBAUM
   ------------------------------

Title:  Managing Director
      ---------------------------

/s/ WILEY BUCHANAN III
---------------------------------
Wiley Buchanan III

/s/ PETER U. GOETTNER
---------------------------------
Peter U. Goettner


/s/ PETER GOETTNER
---------------------------------
Peter Goettner

H&Q DIGITAL THINK INVESTORS, L.P.

By: /s/ JACKIE BERTERRETCHE
   ------------------------------

Title:  Attorney-in-Fact
      ---------------------------

INTEL CORPORATION

By:
   ------------------------------

Title:
      ---------------------------

/s/ WILLIAM LANE
---------------------------------
William & Kathleen Lane

/s/ WILLIAM LANE
---------------------------------
William H. Lane & Kathleen Lane Trust DTD December
26, 1995


---------------------------------
Danilo Lucherini


---------------------------------
Olga Lucherini


---------------------------------
Silvia Lucherini

/s/ DAVID H. MARTIN
---------------------------------
David Henri Martin


---------------------------------
Jennifer Jane Martin


---------------------------------
Kevin Charles Martin

/s/ CORINNE M. MARTIN
---------------------------------
Corinne M. Martin TTEE of the Survivor Trust of the
Dan & Cori Martin Family Trust


MDLC PARTNERS, a California
Limited Partnership

By: /s/ DEAN O. MORTON
   ------------------------------

Title:  General Partner
      ---------------------------


---------------------------------
Franca Lucherini Milletti


---------------------------------
Umberto Milletti

/s/ DAN MICHELINI
---------------------------------
Dan Michelini


---------------------------------
John Pletzke


---------------------------------
Ira Pohl

---------------------------------
Alexander B. Powers

/s/ MARIO ROSATI
---------------------------------
Mario M. Rosati

SERVICE MASTER VENTURE FUND L.L.C.

By: /s/ [signature illegible]
   ------------------------------

Title:  Director
      ---------------------------

/s/ EDWARD SHMUNES
---------------------------------
Edward Shmunes


---------------------------------
Edmond F. St. Geme Co-Trustee of the St. Geme
Living Trust


---------------------------------
Peter Emile St. Geme

TI VENTURES, L.P.

By: its General Partner,
       H&Q TI Ventures Management L.L.C.

By: /s/ JACKIE BERTERRETCHE
   ------------------------------
       Jackie Berterretche

Title:  Attorney-in-Fact

TORSTAR CORPORATION

By: /s/ DAVID WETHERALD
   ------------------------------

Title:  General Counsel
      ---------------------------

/s/ TREVOR TRAINA
---------------------------------
Trevor Dow Traina

WALDEN-SBIC, L.P.

By: /s/ GEORGE SARLO
   ------------------------------
       George Sarlo

Title: General Partner

WALDEN TECHNOLOGY VENTURES II, L.P.

By: Walden Technology Partners, L.P.

        By: /s/ GEORGE SARLO
           ----------------------
                George Sarlo

        Title: General Partner

WALDEN EDB PARTNERS, L.P.

        By: Walden Management, L.P.

        By: /s/ LIP-BU TAN
           ----------------------
                Lip-Bu Tan

        Title: General Partner

WALDEN MEDIA INFORMATION TECHNOLOGY, L.P.

By: /s/ STEVEN ESKENAZI
   ------------------------------

Title:  Manager
      ---------------------------

/s/ JIM WARREN
---------------------------------
Jim Warren

/s/ JEFF WITWER
---------------------------------
Jeff Witwer


WS INVESTMENTS

By: /s/ MARIO ROSATI
   ------------------------------

Title:
      ---------------------------


---------------------------------
Richard H. Zahm


/s/ STEVEN C. ZAHN
---------------------------------
Steven C. Zahn

Steven C. Zahm

                                   SCHEDULE A

                                LIST OF INVESTORS

                                                    Number of     Number of         Number of       Number of        Number of
                                                     Series A      Series B          Series C       Series C-1        Series D
                   Name                               Shares        Shares            Shares          Shares           Shares
                   ----                               ------        ------            ------          ------           ------
Joseph Addiego                                        10,000          10,000               -0-               -0-           -0-

Adobe Ventures, L.P.                                 666,666       1,333,334           777,778               -0-       307,692

John Antioco                                             -0-             -0-               -0-               -0-         3,846

Bison Group, LLC                                     100,000         100,000           200,000               -0-           -0-

John F. Burke                                            -0-             -0-               -0-               -0-           -0-

Jin Byun                                                 -0-             -0-               -0-               -0-           -0-

BT Investment Partners                                   -0-             -0-         1,120,000           213,334           -0-

Wiley T. Buchanan III                                 50,000          33,333               -0-               -0-           -0-

Cambridge Technology Capital Fund I, L.P.                -0-             -0-           666,667               -0-        76,923

Follett Carter                                           -0-             -0-            80,000               -0-           -0-

John Cozzi                                               -0-             -0-               -0-               -0-        15,385

DHM Arcadia Partners, L.P.                               -0-             -0-               -0-               -0-        11,538

GE Capital Equity Investments, Inc.                      -0-             -0-               -0-               -0-       769,231

Pete Goettner                                         30,000             -0-               -0-               -0-           -0-

Peter U. Goettner                                     20,000             -0-               -0-               -0-           -0-

Robert L. Goldberg, Trustee of The Robert                -0-             -0-               -0-               -0-        15,385
L. Goldberg and Sandra L. Goldberg
Revocable Trust U/A 8/5/98

H & Q Digital Think Investors, L.P.                  666,667       1,333,334           598,748               -0-       261,432

Hambrecht & Quist Employee Venture Fund,                 -0-             -0-               -0-               -0-        12,799
LP II

Intel Corporation                                        -0-       1,333,334               -0-               -0-           -0-
William & Kathleen Lane Trust DTD December
26, 1995                                              50,000          20,000               -0-               -0-         3,077

Jack Levy                                                -0-             -0-               -0-               -0-         7,692

                                                                Number of     Number of        Number of      Number of    Number of
                                                                Series A      Series B         Series C       Series C-1    Series D
                   Name                                          Shares        Shares           Shares         Shares        Shares
                   ----                                          ------        ------           ------         ------        ------
                                                                     -0-            -0-            -0-            -0-      15,385

The Lodato Family Trust

Danilo Lucherini                                                  70,000         20,000            -0-            -0-         -0-

Olga Lucherini                                                    70,000         20,000            -0-            -0-         -0-

Silvia Lucherini                                                  70,000         20,000            -0-            -0-         -0-

David Henri Martin                                                 5,000            -0-            -0-            -0-         -0-

Jennifer Jane Martin                                              10,000            -0-            -0-            -0-         -0-

Kevin Charles Martin                                               5,000            -0-            -0-            -0-         -0-

Corinne M. Martin TTEE of the Survivor                            10,000         20,000            -0-            -0-         -0-
Trust of the Dan & Cori Martin Family
Trust Dated May 20, 1985

Rod McGeary                                                          -0-            -0-            -0-            -0-       7,692

MDLC Partners, a California Limited                              150,000         50,000            -0-            -0-         -0-
Partnership

Dan Michelini                                                        -0-            -0-         36,667            -0-      15,385

Franca Lucherini Milletti                                         30,000            -0-            -0-            -0-         -0-

Umberto Milletti                                                  30,000            -0-            -0-            -0-         -0-

John Pletzke                                                      14,000            -0-            -0-            -0-         -0-

Ira Pohl                                                          10,000            -0-            -0-            -0-         -0-

Santo Politi                                                         -0-            -0-            -0-            -0-       3,846

Mike Pope                                                            -0-            -0-            -0-            -0-      15,385

Alexander B. Powers                                               20,000            -0-            -0-            -0-         -0-
George Irving Purnell and Suzanne Marie
Purnell, Trustees of the George Irving                               -0-            -0-            -0-            -0-       7,692
Purnell, III and Suzanne Marie Purnell
Trust U/D/T dated June 26, 1980 as amended

Quad Capital Partners, LLC                                           -0-            -0-            -0-            -0-       3,846

Mario M. Rosati                                                    3,000            -0-            -0-            -0-         -0-

Peter Scutt                                                          -0-            -0-            -0-            -0-       4,615

                                                    Number of     Number of      Number of       Number of        Number of
                                                     Series A      Series B       Series C       Series C-1        Series D
                   Name                               Shares        Shares         Shares          Shares           Shares
                   ----                               ------        ------         ------          ------           ------
                                                         -0-           -0-         666,667             -0-             -0-

Service Master Venture Fund L.L.C

Edward Shmunes                                        20,000           -0-             -0-             -0-             -0-

Edmund F. St. Geme Co-Trustee of the St                  -0-        66,666             -0-             -0-             -0-
Geme Living Trust

Peter Emile St. Geme                                 200,000           -0-             -0-             -0-             -0-

Tenet Healthcare Corporation                             -0-           -0-             -0-             -0-         307,693

TI Ventures, LP                                      666,667     1,333,334         777,778             -0-         307,692

Torstar Corporation                                      -0-           -0-       2,000,000             -0-          76,923

Trevor Dow Traina                                     80,000        33,333             -0-             -0-             -0-

Walden EDB Partners, L.P.                                -0-       200,000          20,000             -0-             -0-

Walden EDB Partners II, L.P.                             -0-           -0-             -0-             -0-          17,600

Walden-SBIC, L.P.                                        -0-       666,667          66,660             -0-          32,400

Walden Media Information Technology, L.P.                -0-     1,000,000         400,000             -0-         150,000

Walden Technology Ventures II, L.P.                      -0-       133,333          13,340             -0-             -0-

Jim Warren                                               -0-           -0-         266,668             -0-             -0-

Jeff Witwer                                           20,000           -0-             -0-             -0-             -0-

Worldview Technology Partners II, L.P.                   -0-           -0-             -0-             -0-       1,140,809

Worldview Technology International II, L.P.              -0-           -0-             -0-             -0-         349,227

Worldview Strategic Partners II, L.P.                    -0-           -0-             -0-             -0-          48,426

WS Investments                                        27,000           -0-             -0-             -0-             -0-

David Wright                                             -0-           -0-             -0-             -0-          10,000

Richard H. Zahm                                       50,000           -0-             -0-             -0-             -0-

Steven C. Zahm                                        30,000           -0-             -0-             -0-             -0-

                                         TOTAL     3,184,000       7,726,668       7,690,973         213,334